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                                                                    Exhibit 23.2

                   [LETTERHEAD OF ANDERSON ASSOCIATES, LLP]

                                    CONSENT


     We consent to the use in Baltimore County Savings Bank, F.S.B.'s amended Form MHC-1, Form MHC-2 and application H-(e)1 and the registration statement on Form SB-2 of our report on the financial statements of Baltimore County Savings Bank, F.S.B., included therein and to the reference to our firm under the heading "Experts" in the Prospectus.



ANDERSON ASSOCIATES, LLP
/s/ Anderson Associates, LLP
May 13, 1998
Baltimore, Maryland